UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  July 2, 2019 (June 26, 2019)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-36129 (Commission File Number)	27-3379612 (I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 26, 2019, OneMain Holdings, Inc. (“OMH,” “we,” “us” or “our”), as a guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with Springleaf Finance Corporation, an indirect subsidiary of OMH (“SFC”), as the issuer, and Goldman Sachs & Co. LLC and Natixis Securities Americas LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by SFC of $300.0 million aggregate principal amount of SFC’s 6.125% Senior Notes due 2024 (the “Additional Notes”) in an “add-on” underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”).  As further described below, the offering closed on July 2, 2019.

The Underwriting Agreement includes customary representations, warranties and covenants by each of SFC and OMH.  It also provides for customary indemnification by each of SFC, OMH and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

SFC intends to use the net proceeds from the offering for general corporate purposes, which may include debt repurchases and repayments.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, our subsidiaries or our affiliates, including SFC.  They have received, or may in the future receive, customary fees and commissions for these transactions.  Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements (including offerings of asset-backed notes) in which they act as initial purchaser or serve as lender to us, our subsidiaries or our affiliates, including SFC.

Supplemental Indenture

On July 2, 2019, SFC issued the Additional Notes under an Indenture, dated as of December 3, 2014 (the “Base Indenture”), among SFC, as issuer, OMH, as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a Seventh Supplemental Indenture, dated as of February 22, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among SFC, OMH and the Trustee, pursuant to which OMH provided a guarantee of the Additional Notes.  The Additional Notes were offered pursuant to a Prospectus Supplement, dated June 26, 2019, to the Prospectus, dated November 7, 2017, filed as part of SFC’s and OMH’s joint Registration Statement on Form S‑3 (Registration No. 333-221391) filed with the SEC.  The Additional Notes are guaranteed on an unsecured basis by OMH.

The Additional Notes were issued as an add-on to SFC’s existing $1.0 billion aggregate principal amount of 6.125% Senior Notes due 2024 that SFC issued in a registered public offering on February 22, 2019 (the “Existing Notes”) and, together with the Additional Notes, the “Notes”).

The Additional Notes and the Existing Notes will be treated as a single class of debt securities and will have the same CUSIP number and the same terms, other than the issue date and the issue price.

The Notes will mature on March 15, 2024 and bear interest at a rate of 6.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2019.  Pre-issuance accrued interest from February 22, 2019 to July 2, 2019, the issue date of the Additional Notes, was paid by the purchasers of the Additional Notes.  On September 15, 2019, SFC will pay this pre-issuance accrued interest to the holders of the Additional Notes as of the close of business on September 1, 2019 (the applicable record date), together with interest accrued on the Additional Notes from the issue date (July 2, 2019) to the interest payment date (September 15, 2019).

The Notes are SFC’s senior unsecured obligations and rank equally in right of payment to all of its other existing and future unsubordinated indebtedness from time to time outstanding.  The Notes are guaranteed by OMH and will not be guaranteed by any of SFC’s subsidiaries, including OneMain Financial Holdings, LLC, or any other party.  The Notes are effectively subordinated to all of SFC’s secured obligations to the extent of the value of the assets securing such obligations, structurally subordinated to all existing and future liabilities of our subsidiaries (other than SFC), and rank senior in right of payment to all existing and future subordinated indebtedness of OMH.

The Notes may be redeemed, in whole or in part, at SFC’s option, at any time or from time to time (i) prior to September 15, 2023 (six months prior to the maturity date of the Notes), at a “make-whole” redemption price specified in the Indenture, and (ii) on and after September 15, 2023 (six months prior to the maturity date of the Notes), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, in each case plus accrued and unpaid interest on such principal amount to, but not including, the applicable redemption date.  The Notes will not have the benefit of any sinking fund.

The Indenture contains covenants that, among other things, limit SFC’s ability to create liens on assets and restrict SFC’s ability to consolidate, merge or sell its assets.  The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture (and form of 6.125% Senior Notes due 2024 included therein as Exhibit A), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  In connection with the issuance of the Additional Notes, Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of SFC, and Sidley Austin LLP provided SFC with the legal opinions filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8‑K is hereby incorporated by reference into this Item 2.03.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
*1.1
Underwriting Agreement, dated as of June 26, 2019, among Springleaf Finance Corporation, OneMain Holdings, Inc., and Goldman Sachs & Co. LLC and Natixis Securities Americas LLC, as representatives of the several underwriters named therein.

4.1
Indenture relating to the Additional Notes, dated as of December 3, 2014, among Springleaf Finance Corporation, OneMain Holdings, Inc. and Wilmington Trust, National Association, as trustee, as filed with the SEC on December 3, 2014 as Exhibit 4.1 to OMH’s Current Report on Form 8‑K (File No. 1-36129), and incorporated herein by reference.

4.2
Seventh Supplemental Indenture relating to the Notes, dated as of February 22, 2019, among Springleaf Finance Corporation, OneMain Holdings, Inc. and Wilmington Trust, National Association, as trustee (including the form of 6.125% Senior Notes due 2024 included therein as Exhibit A), as filed with the SEC on February 22, 2019 as Exhibit 4.2 to OMH’s Current Report on Form 8-K (File No. 1-36129) and incorporated herein by reference.

*5.1	Opinion of Jack R. Erkilla, Esq.
*5.2	Opinion of Sidley Austin LLP.
*23.1	Consent of Jack R. Erkilla, Esq. (included as part of Exhibit 5.1 hereto).
*23.2	Consent of Sidley Austin LLP (included as part of Exhibit 5.2 hereto).

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Micah R. Conrad
Name:	Micah R. Conrad
Title:	Executive Vice President and Chief Financial Officer

Date:  July 2, 2019